      As filed with the Securities and Exchange Commission on October 9, 1998
                                     Registration Statement No. 333-____________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            --------------------

                            BUSINESS OBJECTS S.A.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       REPUBLIC OF FRANCE                                  NONE
---------------------------------                          ----
 (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)

                              1 SQUARE CHAPTAL
                       LEVALLOIS-PERRET, FRANCE 92300
       (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)
                          -----------------------

                     1994 STOCK OPTION PLAN, AS AMENDED
                         (FULL TITLES OF THE PLANS)
                          -----------------------

                         CLIFTON THOMAS WEATHERFORD
                           CHIEF FINANCIAL OFFICER
                          BUSINESS OBJECTS AMERICAS
                              2870 ZANKER ROAD
                         SAN JOSE, CALIFORNIA 95134
                               (408) 953-6000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           -----------------------

                                  COPY TO:
                           KENNETH M. SIEGEL, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050
                               (650) 493-9300

                       CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed          Proposed
                                                                  Maximum           Maximum             Amount of
                                              Amount to be     Offering Price       Aggregate         Registration
Title of  Securities to be Registered          Registered       Per Share(2)     Offering Price(2)        Fee
====================================================================================================================
Ordinary Shares, nominal value one French       750,000            $7.75           $5,812,500.00        $1,715.00
franc per share (1)
--------------------------------------------------------------------------------------------------------------------

(1) American Depository Shares evidenced by American Depository Receipts that are issuable upon deposit of the Ordinary Shares with the Bank of New York, as Depository registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $7.75 per share (the average of the bid and ask closing price of the Registrant's American Depository Shares on October 7, 1998).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

     The Registration Statement on Form S-8 is being filed for the purpose of registering 750,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the 1994 Stock Option Plan, as amended. The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Commission File No. 333-42061) is incorporated herein by reference.


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          2. The Registrant's Report on Form 10-Q and Form 10-Q/A for the quarterly period ended March 31, 1998.

          3. The Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998.

          4. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

          All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 10-Q), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 8.   INDEX TO EXHIBITS.
          ------------------


   Exhibit
   Number                       Description of Document
 -----------  -----------------------------------------------------------------
    3.1(1)    Statuts or charter of the Registrant (English translation).
              -------

    4.1(2) Form of Deposit Agreement, dated as of May 8, 1996, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

    4.2       1994 Stock Option Plan, as amended.

    5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

   23.1       Consent of Ernst & Young LLP, independent auditors.

   23.2       Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
              Exhibit 5.1).

   24.1       Powers of Attorney (included on signature page).

_________________
(1) Incorporated by Reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-42061).
(2) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on October 8, 1998.

                              BUSINESS OBJECTS S.A.

                             By:  /s/ Bernard Liautaud
                                 ----------------------------------
                                 Bernard Liautaud,
                                 Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton Thomas Weatherford jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 8, 1998, by the following persons in the capacities indicated.

              NAME                                   TITLE                              DATE
--------------------------------  --------------------------------------------   -------------------
/s/ Bernard Liautaud              Chairman, President and Chief Executive          October 8, 1998
--------------------------------  Officer (Principal Executive Officer)
Bernard Liautaud

/s/ Clifton Thomas Weatherford    Chief Financial Officer                          October 8, 1998
--------------------------------  (Principal Accounting Officer)
Clifton Thomas Weatherford        Authorized Representative in the United States

/s/ Philippe Claude               Director                                         October 8, 1998
--------------------------------
Philippe Claude

/s/ Arnold S. Silverman           Director                                         October 8, 1998
--------------------------------
Arnold N. Silverman

/s/ Albert Eisenstat              Director                                         October 8, 1998
--------------------------------
Albert Eisenstat

                               INDEX TO EXHIBITS
                               -----------------


   Exhibit
   Number                       Description of Document
 -----------  -----------------------------------------------------------------
    3.1(1)    Statuts or charter of the Registrant (English translation).
              -------

    4.1(2) Form of Deposit Agreement, dated as of May 8, 1996, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

    4.2       1994 Stock Option Plan, as amended.

    5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

   23.1       Consent of Ernst & Young LLP, independent auditors.

   23.2       Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
              Exhibit 5.1).

   24.1       Powers of Attorney (included on signature page).

_________________
(1) Incorporated by Reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-42061).
(2) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).